Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2019 RESULTS

- Earnings of $0.09 Per Fully Diluted Share -

- Core FFO of $0.25 Per Fully Diluted Share -

- Leased 345,606 Square Feet of Office and Retail Space –

- Observatory Revenue Increased 9.2% to $37.7 Million –

New York, New York, February 19, 2020 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter and full year of 2019.

“We had a good quarter. We leased approximately 346,000 square feet of office and retail space, which brought our full year leasing total to over 1.3 million square feet. In aggregate for the quarter, we delivered cash rent spreads of 24.4% on new Manhattan office leases and 20.2% on all leases portfolio-wide over previous fully escalated cash rents,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Our Observatory upgrade project is now complete, visitor and industry feedback are positive, and fourth quarter results are up. For the full year, Observatory revenue adjusted for the closure of the 102nd floor observation deck increased 2.1% due to improved pricing, offset by lower visitation,” added Kessler.

Fourth Quarter Highlights

•	Net income attributable to common stockholders was $0.09 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.25 per fully diluted share.

•	Occupancy and leased percentages at December 31, 2019:

•	Total portfolio was 88.6% occupied; including Signed Leases Not Commenced (“SLNC”), the total portfolio was 91.2% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 89.8% occupied; including SLNC, the Manhattan office portfolio was 92.7% leased.

•	Retail portfolio was 90.3% occupied; including SLNC, the retail portfolio was 93.1% leased.

•	Empire State Building was 94.1% occupied; including SLNC, the Empire State Building was 95.2% leased.

•

Signed 47 leases, representing 345,606 rentable square feet across the total portfolio, and achieved a 20.2% increase in mark-to-market cash rent over previous fully escalated cash rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 20 new leases, representing 170,247 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 24.4% in mark-to-market cash rent over previous fully escalated cash rents.

•

Empire State Building Observatory revenue for the fourth quarter 2019 increased by 9.2%, to $37.7 million, from $34.5 million in the fourth quarter 2018. Net operating income for the fourth quarter 2019 increased by 13.1%, to $29.0 million, from $25.6 million in the fourth quarter 2018.

•	Declared a dividend of $0.105 per share.

Full Year Highlights

•	Net income attributable to common stockholders was $0.28 per fully diluted share.

•	Core FFO was $0.90 per fully diluted share.

•

Signed 161 leases, representing 1,303,395 rentable square feet across the total portfolio, and achieved an 18.1% increase in mark-to-market cash rent over previous fully escalated cash rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 76 new leases, representing 709,757 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 26.4% in mark-to-market cash rent over previous fully escalated cash rents.

•

Empire State Building Observatory revenue for the year ended 2019, adjusted for the closure of the 102nd floor observation deck increased by 2.1% to $125.2 million from $122.6 million in the year ended 2018. Net operating income for the year ended 2019, adjusted for the closure of the 102nd floor observation deck, increased by 1.7% to $91.4 million from $89.9 million in the year ended 2018. As a reminder, the 102nd floor observation deck was closed for approximately nine months in 2019 and reopened on October 12, 2019.

•	Declared and paid dividends of $0.42 per share during 2019.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Portfolio Operations

As of December 31, 2019, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of December 31, 2019, the Company’s portfolio was occupied and leased as shown below. Leased percentages include SLNC.

	December 31, 2019	September 30, 2019	December 31, 2018
Percent occupied:
Total portfolio	88.6%	89.4%	88.8%
Total office	88.5%	89.3%	88.6%
Manhattan office	89.8%	89.6%	88.8%
Empire State Building	94.1%	93.4%	93.4%
Retail	90.3%	90.7%	90.8%
Percent leased:
Total portfolio	91.2%	91.7%	91.8%
Total office	91.0%	91.5%	91.8%
Manhattan office	92.7%	92.1%	92.7%
Empire State Building	95.2%	95.3%	94.1%
Retail	93.1%	94.3%	91.3%

Leasing

For the three months ended December 31, 2019, the Company signed 47 new, renewal, and expansion leases within the total portfolio, comprising 345,606 rentable square feet with an average starting rental rate of $65.68 per rentable square foot, representing an increase of 20.2% over the previous fully escalated cash rent.

On a blended basis, the 36 new, renewal, and expansion office leases, comprising 224,592 rentable square feet signed within the Manhattan office portfolio during the fourth quarter, had an average starting rental rate of $65.26 per rentable square foot, representing an increase of 17.5% over the previous fully escalated cash rent.

Leases Signed in the Fourth Quarter 2019 for the Manhattan Office Portfolio

•

20 new leases, comprising 170,247 rentable square feet, with an average starting rental rate of $64.82 per rentable square foot, representing an increase of 24.4% over the previous fully escalated cash rent, and

•

16 renewal leases, comprising 54,345 rentable square feet, with an average starting rental rate of $66.62 per rentable square foot, representing an increase of 0.5% over the previous fully escalated cash rent.

Significant Leases Executed During the Fourth Quarter 2019

•	At 250 West 57th Street, the Company signed a new lease with Concord Music Group, Inc. for approximately 46,300 square feet for a term of 15.8 years.

•	At 1400 Broadway, the Company signed an expansion lease totaling approximately 15,100 rentable square feet with The Interpublic Group of Companies, Inc. for a term of 4.3 years.

•	At 10 Union Square East, the Company signed a new retail lease with Target Corporation for approximately 32,600 rentable square feet for a term of 15.8 years.

Observatory

The 102nd floor Observatory was closed for redevelopment for approximately nine months in 2019 and re-opened on October 12, 2019. The Company completed its work on the 80th floor component of its Observatory upgrade program and opened this floor on November 26, 2019. The overall Observatory upgrade program is now complete.

Fourth Quarter Observatory Results

Observatory revenue for the fourth quarter 2019 increased 9.2% compared to the fourth quarter 2018 driven by improved pricing and the reopening of the 102nd floor observation deck, which was open for most of the fourth quarter 2019. The Observatory hosted approximately 894,000 visitors in the fourth quarter 2019 compared to 945,000 visitors in the fourth quarter 2018, a decrease of 5.5%. There were 22 bad weather days in the fourth quarter 2019 compared to 19 bad weather days in the fourth quarter 2018.

Year-to-Date Observatory Results

Observatory revenue for the year ended December 31, 2019 declined 1.9% compared to the year ended December 31, 2018 driven by the closure of the 102nd floor observation deck for approximately nine months as part of the Observatory upgrade program and a visitation decline, partially offset by improved pricing. As set forth in the chart below, excluding the 102nd floor revenue in each period, year-over-year revenue growth for the year ended December 31, 2019 would have increased 2.1%.

(dollars in thousands)	2019	2018	Percent Change
Observatory revenue	$128,769	$131,227	(1.9%)
Less: 102nd floor revenue	(3,555)	(8,578)	—

Observatory revenue excluding 102nd floor	$125,214	$122,649	2.1%

Number of visitors	3,505,000	3,805,000	(7.9%)
Bad weather days	73	56

Balance Sheet

As of December 31, 2019, the Company had total debt outstanding of approximately $1.7 billion and held cash and cash equivalents of $233.9 million. The Company’s consolidated net debt to total market capitalization was approximately 25.2% and consolidated net debt to EBITDA was 4.1x.

Dividend

On December 31, 2019, the Company paid a dividend of $0.105 per share, or unit as applicable, for the fourth quarter 2019 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Company paid a dividend of $0.15 per unit for the fourth quarter 2019 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and paid a dividend of $0.175 per unit for the fourth quarter 2019 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 20, 2020 at 2:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until February 27, 2020, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13698061.

The Supplemental Report will be available prior to the conference call on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2019, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the Company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of the Company’s Class A common stock and the publicly-traded partnership units of the Operating Partnership; changes in our business strategy; changes in technology and market competition that affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility and term loan facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax laws and rates and similar matters; our failure to qualify as a REIT; and environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2019	2018
Revenues
Rental revenue (1)	$151,701	$123,261
Tenant expense reimbursement (1)	—	19,746
Observatory revenue	37,730	34,536
Lease termination fees	1,240	18,683
Third-party management and other fees	299	289
Other revenue and fees	3,963	2,794

Total revenues	194,933	199,309
Operating expenses
Property operating expenses	43,901	41,004
Ground rent expenses	2,332	2,332
General and administrative expenses	16,618	13,673
Observatory expenses	8,743	8,899
Real estate taxes	29,818	28,229
Depreciation and amortization	46,409	46,682

Total operating expenses	147,821	140,819
Total operating income	47,112	58,490
Other income (expense):
Interest income	1,352	3,452
Interest expense	(18,534)	(20,849)

Income before income taxes	29,930	41,093
Income tax expense	(1,210)	(1,312)

Net income	28,720	39,781
Preferred unit distributions	(1,041)	(234)
Net income attributable to non-controlling interests	(10,880)	(16,705)

Net income attributable to common stockholders	$16,799	$22,842

Total weighted average shares
Basic	180,166	171,829

Diluted	296,852	297,492

Net income per share attributable to common stockholders
Basic	$0.09	$0.13

Diluted	$0.09	$0.13

Note:

(1)

The Company adopted Financial Accounting Standards Board Topic 842 using the modified retrospective approach as of January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allowed the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income. The billed tenant expense reimbursement was $21.5 million for the three months ended December 31, 2019.

In connection with the adoption of Topic 842, beginning in 2019, the Company expensed certain leasing costs that were previously capitalized. Had the Company adopted Topic 842 in 2018, it would have expensed in general and administrative expenses an additional $1.3 million of such costs in the fourth quarter 2018.

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2019	2018
Revenues
Rental revenue (1)	$586,414	$493,231
Tenant expense reimbursement (1)	—	72,372
Observatory revenue	128,769	131,227
Lease termination fees	4,352	20,847
Third-party management and other fees	1,254	1,440
Other revenue and fees	10,554	12,394

Total revenues	731,343	731,511
Operating expenses
Property operating expenses	174,977	167,379
Ground rent expenses	9,326	9,326
General and administrative expenses	61,063	52,674
Observatory expenses	33,767	32,767
Real estate taxes	115,916	110,000
Depreciation and amortization	181,588	168,508

Total operating expenses	576,637	540,654
Total operating income	154,706	190,857
Other income (expense):
Interest income	11,259	10,661
Interest expense	(79,246)	(79,623)

Income before income taxes	86,719	121,895
Income tax benefit (expense)	(2,429)	(4,642)

Net income	84,290	117,253
Preferred unit distributions	(1,743)	(936)
Net income attributable to non-controlling interests	(33,102)	(50,714)

Net income attributable to common stockholders	$49,445	$65,603

Total weighted average shares
Basic	178,340	167,571

Diluted	297,798	297,259

Net income per share attributable to common stockholders
Basic	$0.28	$0.39

Diluted	$0.28	$0.39

Note:

(1)

The Company adopted Financial Accounting Standards Board Topic 842 using the modified retrospective approach as of January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allowed the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income. The billed tenant expense reimbursement was $75.3 million for the year ended December 31, 2019.

In connection with the adoption of Topic 842, beginning in 2019, the Company expensed certain leasing costs that were previously capitalized. Had the Company adopted Topic 842 in 2018, it would have expensed in general and administrative expenses an additional $4.6 million of such costs in the year ended December 31, 2018.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2019	2018
Net income	$28,720	$39,781
Preferred unit distributions	(1,041)	(234)
Real estate depreciation and amortization	45,298	45,771

FFO attributable to common stockholders and non-controlling interests	72,977	85,318
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	74,935	87,276

Core FFO attributable to common stockholders and non-controlling interests	$74,935	$87,276

Total weighted average shares
Basic	296,852	297,492

Diluted	296,852	297,492

FFO per share
Basic	$0.25	$0.29

Diluted	$0.25	$0.29

Modified FFO per share
Basic	$0.25	$0.29

Diluted	$0.25	$0.29

Core FFO per share
Basic	$0.25	$0.29

Diluted	$0.25	$0.29

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2019	2018
Net income	$84,290	$117,253
Preferred unit distributions	(1,743)	(936)
Real estate depreciation and amortization	177,515	166,292

FFO attributable to common stockholders and non-controlling interests	260,062	282,609
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	267,893	290,440

Core FFO attributable to common stockholders and non-controlling interests	$267,893	$290,440

Total weighted average shares
Basic	297,798	297,258

Diluted	297,798	297,259

FFO per share
Basic	$0.87	$0.95

Diluted	$0.87	$0.95

Modified FFO per share
Basic	$0.90	$0.98

Diluted	$0.90	$0.98

Core FFO per share
Basic	$0.90	$0.98

Diluted	$0.90	$0.98

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31, 2019	December 31, 2018
Assets
Commercial real estate properties, at cost	$3,109,433	$2,884,486
Less: accumulated depreciation	(862,534)	(747,304)

Commercial real estate properties, net	2,246,899	2,137,182
Cash and cash equivalents	233,946	204,981
Restricted cash	37,651	65,832
Short-term investments	—	400,000
Tenant and other receivables	25,423	29,437
Deferred rent receivables	220,960	200,903
Prepaid expenses and other assets	65,453	64,345
Deferred costs, net	228,150	241,223
Acquired below market ground leases, net	352,566	360,398
Right of use assets	29,307	—
Goodwill	491,479	491,479

Total assets	$3,931,834	$4,195,780

Liabilities and equity
Mortgage notes payable, net	$605,542	$608,567
Senior unsecured notes, net	798,392	1,046,219
Unsecured term loan facility, net	264,640	264,147
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	143,786	130,676
Acquired below market leases, net	39,679	52,450
Ground lease liabilities	29,307	—
Deferred revenue and other liabilities	72,015	44,810
Tenants’ security deposits	30,560	57,802

Total liabilities	1,983,921	2,204,671
Total equity	1,947,913	1,991,109

Total liabilities and equity	$3,931,834	$4,195,780